EXHIBIT 3.8

                  [LOGO OF JERSEY FINANCIAL SERVICES COMMISSION]

                                               /s/ Rebecca Bates
                                               Mourant & Co. Secretaries limited
                                               Certified a true copy
                                               Date 09/09/04

                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                           COMPANIES (JERSEY) LAW 1991

                                 CERTIFICATE OF
                               INCORPORATION OF A
                                 LIMITED COMPANY

                                                         Registered Number 76197

                              I HEREBY CERTIFY THAT

                     SOUTH GYLE RECEIVABLES TRUSTEE LIMITED

             is this day incorporated as a private company under the
                           Companies (Jersey) Law 1991

Dated this 2nd day of February 2000

                                                   /s/ Roger Bignell
                                                   Deputy Registrar of Companies
                                                   Roger Bignell